                                                                    Exhibit 10.3


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  CONFIDENTIAL
                         INTERACTIVE SERVICES AGREEMENT

         This agreement (the "Agreement"), effective as of April 16th, 1998 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and TheStreet.com, L.L.C. ("Interactive Content Provider" or "ICP"), a limited liability corporation, with its principal offices at Two Rector Street, New York, NY 10006 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

         AOL and ICP each desires that AOL provide access to the ICP Internet Site (as defined below) through the AOL Network (as defined below), subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of this Agreement or in Exhibit C shall be as defined on Exhibit B attached hereto.

                                      TERMS

1.       DISTRIBUTION; PROGRAMMING

         1.1 Anchor Tenancy. Beginning on the Launch Date, ICP shall receive anchor tenant distribution within the Personal Finance channel (or any specific successor thereof) offered on the AOL Service, as follows: AOL shall (a) continuously and prominently place an agreed-upon ICP icon, symbol, name, logo or banner (each, an "Anchor Tenant Button") on the "Active Investor" screen (or any specific successor thereof), on which ICP's Anchor Tenant Button shall be ***** Anchor Tenant Buttons, and the "Investing Forums" screen (or any specific successor thereof), on which ICP's Anchor Tenant Button shall be ***** (based on relevant factors, e.g. ***** considered as a whole and not individually) ***** any other anchor tenant's ***** which is continuously displayed on such screen. Such Anchor Tenant Buttons shall each, through a uniform resource locator ("URL"), link to the Welcome Mat on the World Wide Web, or to some other mutually agreed-upon area(s) within the AOL Network

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                  (i.e. in "Rainman"), (b) provide ICP with the keywords "TheStreet" "TheStreet.com" and "TSC" which shall link to the Welcome Mat, and (c) list the ICP Internet Site in AOL's "Directory of Services" "Keywords" and "Find" features. Except to the extent expressly described herein, the exact form, placement and nature of the Anchor Tenant Button shall be determined by AOL in it's ***** editorial discretion.

                  1.1.1 AOL further agrees to ***** communicate with ICP during the Term regarding AOL's editorial needs ***** of integrating ICP's Content into the Personal Finance channel. Such communication may result in the promotion of ICP from the main screen of the Personal Finance channel. Any such promotion shall be at the sole discretion of AOL.

         1.2 Content. The ICP Internet Site shall consist of the Licensed Content described on Exhibit A hereto. In addition, the Original Content described on Exhibit A shall be published within the AOL Network (i.e. in Rainman, AOL's proprietary publishing tool). ICP shall not authorize or actively facilitate any third party to distribute any other Content of ICP through the AOL Network absent AOL's prior written approval; provided, however, that AOL acknowledges and understands that ***** without ICP's ***** and AOL agrees that ICP ***** as a result thereof. The inclusion of any additional Content for distribution through the AOL Network (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval.

         1.3 License. ICP hereby grants AOL a worldwide license to use, market, store, distribute, display, communicate, perform, transmit, and promote the ICP Internet Site and the Licensed Content (or any portion thereof), solely for the personal use of its AOL Members, through the AOL Network as AOL may determine in its sole discretion, including without limitation the right to integrate Content from the ICP Internet Site by linking to specific areas on the ICP Internet Site, provided that the presentation of any such Content on the AOL Network shall conform with the specifications set forth on Exhibit D; provided, however, *****.

         1.4 Management. ICP shall, design, create, edit, manage, update, and maintain the ICP Internet Site and the Licensed Content or arrange for same on its behalf. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the ICP Internet Site. ICP shall be responsible for any hosting or communication costs associated with the ICP Internet Site (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                  Network and the ICP Internet Site or (ii) a mirrored version of the ICP Internet Site, provided at the discretion of the ICP. *****.

         1.5 Carriage Fee. ICP shall pay AOL a one-time fee of ***** which shall be due no later than thirty (30) days after the Effective Date.

         1.6 Impressions Guarantee. AOL shall provide ICP with at least ***** Impressions (as defined below) from ICP's presence on the AOL Network (the "Impressions Guarantee"). For the purposes of this Agreement ***** ICP's presence on an AOL screen shall conform to the specifications set forth on Exhibit D (each, an "ICP Presence"), provided that only screens that contain a link to the ICP Internet Site or a Welcome Mat (as defined herein) will count against the Impressions Guarantee. In the event that the Impressions Guarantee is not met during the Term, at AOL's option either
                  (a) the Term shall be extended for up to ***** months without additional carriage fees payable by ICP *****, or (b) AOL shall provide ICP with the remain ing Impressions in the form of advertising space within the AOL Network of comparable value ***** to the undelivered Impressions.

2.       PROMOTION

         2.1 Cooperation. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

         2.2 Interactive Site. During the Term, ICP shall include within each ICP Interactive Site (a) a continuous ***** promotional button/link for AOL appearing on the first screen of the ICP Interactive Site, (b) a prominent "Try AOL" feature where users can obtain promotional information about the AOL Network and/or any ***** products and services available through the AOL Network and, at AOL's option, download or order AOL's then-current version of client software for the America Online(Registered) brand service or other AOL products, such as AOL's "Instant Messenger(Registered)"; (c) ***** promotion for the keywords associated with ICP's Internet Site; and (d)*****.

         2.3 Other Media. ICP shall ***** prominently and regularly promote AOL and the ICP Internet Site's availability through the AOL Service in publications, programs, features or other forms of media over which ICP exercises *****.

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

         2.4 Keyword Promotion. In any instances when ICP makes promotional reference to an ICP Interactive Site, including any listings of the applicable "URL(s)" for such web site(s) (each a "Web Reference"), *****.

         2.5      Preferred Access Provider.

                  2.5.1    *****

3.       REPORTING

         3.1 Usage and Other Data. AOL shall make available to ICP a monthly report specifying for the prior month aggregate usage and Impressions with respect to ICP's presence on the AOL Network. ICP will supply AOL with monthly reports which reflect total daily Impressions by AOL Members to the ICP Internet Site during the prior month and the number of and dollar value associated with the transactions involving AOL Members at the ICP Internet Site during the period in question. ICP shall also provide AOL with "click-through" data with respect to the promotions specified in Section 2.

         3.2 Promotional Commitments. ICP shall provide to AOL a monthly report document ing ICP's compliance with any promotional commitments undertaken pursuant to this Agreement which report shall be in the form attached as Exhibit F hereto.

         3.3 Payment Schedule. Except as otherwise specified herein, each Party agrees to pay the other Party all amounts received and owed to such other Party as described herein on a quarterly basis within thirty (30) days of the end of the quarter in which such amounts were collected by such Party. The first quarter for which payment is to be made shall (i) begin on the first day of the month following the month of full execution of Agreement and (ii) include the portion of the month of execution following the Effective Date (unless the Agreement was executed on the first day of a month, in which case the quarter shall be deemed to begin on the first day of such month).

4.       ADVERTISING AND MERCHANDISING

         4.1 Advertising Sales. Except as may be specifically provided below, AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                  any AOL forms or pages preceding or framing the ICP Internet
                  Site). The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL.

         4.2 Live Event Advertisements. With respect to the live event programming provided to AOL hereunder and specified on Exhibit
                  A.2 (the "Live Event Programming"), AOL shall have the exclusive right to license or sell promotions, advertisements, links, pointers or similar services or rights in or through the area for any Live Event Programming ("Live Event Advertisements"). AOL shall pay ICP ***** of the Advertising Revenues generated by AOL or its agents with respect to Live Event Advertisements.

         4.3 Original Content Advertisements. With respect to the original content provided to AOL hereunder and specified on Exhibit A, (the "Original Content"), AOL hereby grants ICP the right to license or sell promotions, advertisements, links, pointers or similar services or rights in or through the area for any Original Content including ***** associated with the ICP Internet Site ("Original Content Advertisements" or "AOL Advertisements"), subject to (i) each Original Content Advertisement being in compliance with AOL's advertising policies referred to herein and (ii) *****. ICP shall pay AOL ***** of the Advertising Revenues generated by ICP or its agents with respect to Original Content Advertisements.

         4.4 Advertising Policies. Any AOL Advertisements sold by ICP or its agents shall be subject to AOL's then-standard advertising policies, a copy of which shall be furnished to ICP ***** during the Term. In connection with the sale by ICP of any AOL Advertisement, ICP shall, in each instance, provide AOL with a completed standard AOL advertising registration form relating to such AOL Advertisement. ICP shall take all steps necessary to ensure that any AOL Advertisement sold by ICP complies with all applicable federal, state and local laws and regulations. To the extent ICP sells an AOL Advertisement as part of an advertising package including multiple placement locations, ICP shall allocate the payment for such advertising package between or among such locations in an equitable fashion,
                  *****.

         4.5 Interactive Commerce. Any merchandising on the ICP Internet Site shall be subject to (i) the then-current requirements of AOL's merchant certification program and (ii) ICP implementing sufficient procedures to protect the security of all merchandising on the site (i.e., ICP shall as of the Effective Date use 40-bit SSL technology and, if requested by AOL, 128-bit SSL).

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                  4.5.1 Subscriptions. AOL Members shall receive a ***** discount on any subscriptions to the ICP Internet Site during the term of this Agreement.

5.       CUSTOMIZED LINKED INTERACTIVE SITE

         5.1      Performance.

                  5.1.1 Generally. ICP shall ***** optimize the ICP Internet Site according to AOL specifications and guidelines (which may currently be found at keyword:
                           "Webmaster", and/or at *****) with the objective of ensuring that (i) the functionality and features within the ICP Internet Site are optimized for the client software then in use by a majority of AOL Members as notified to ICP by AOL and (ii) the forms used in the ICP Internet Site are designed and populated in a manner intended to minimize delays when AOL Members attempt to access such forms. ICP will use reasonable commercial efforts to ensure that the performance and availability of the ICP Internet Site (a) is monitored on a continuous, 24/7 basis and
                           (b) remains competitive in all material respects with the performance and availability of other similar sites based on similar form technology. It shall be the responsibility of AOL to inform ICP of the specific AOL client software version then in use by a majority of AOL Members if and when it is determined, in AOL's reasonable discretion, that the ICP Internet Site is not optimized for such client software.

                  5.1.2    Specific.

                           (a) ICP shall design the ICP Internet Site to support the Windows version of the Microsoft Internet Explorer 3.0 browser, and make commercially reasonable efforts to support all other AOL browsers listed at: *****

                           (b) ICP shall configure the server from which it serves the ICP Internet Site to examine the HTTP User-Agent field in order to identify the AOL User-Agents listed at: ***** (the "AOL User-Agents").

                           (c) ICP shall design its web site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at http://ds.internic.net/rfc/rfc1945.text) and to adhere to AOL's parameters for refreshing cached information listed at *****.

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                           (d) AOL reserves the right to review the ICP Internet Site and/or have its technical personnel meet with ICP technical personnel with respect to the ICP Internet Site with the objective of ensuring that such site is compatible with AOL's then-available client and host software and the AOL Network.

         5.2 Customization. ICP shall customize the ICP Internet Site for AOL Members as follows:

                           (a) upon AOL's request create a customized, co-branded home page for the AOL audience for each area on the ICP Internet Site linked to and/or from the AOL Network on a continuous basis (each a "Welcome Mat"), which Welcome Mat(s) shall be subject to AOL approval, not to be unreasonably withheld;

                           (b) ensure that AOL Members linking to the ICP Internet Site do not receive advertisements, promotions or links for any entity which AOL has notified ICP, or shall subsequently notify ICP in writing, is in competition with AOL or which AOL has notified ICP, or shall subsequently notify ICP in writing, is otherwise in violation of AOL's then-standard advertising policies or exclusivities; and

                           (c) provide continuous navigational ability for AOL Members to return to an agreed-upon point on the AOL service (for which AOL shall supply the proper address) from the ICP Internet Site (e.g., the point on the AOL service from which the ICP Internet Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

         5.3 Links on ICP Internet Site. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Internet Site in order to attempt to create a robust and engaging AOL member experience. ICP shall take reasonable efforts to encourage that AOL traffic is generally either kept within the ICP Internet Site or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from such site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall promptly take reasonable steps to attempt to reduce the number of links out of such site(s).

         5.4 Hosting Capacity. ICP will provide all computer servers, routers, switches and associated hardware in an amount reasonably necessary to meet anticipated traffic demands, adequate power supply (including generator back-up) and HVAC, adequate insurance, adequate service contracts and all necessary equipment racks, floor space, network cabling and power distribution to support the ICP Internet Site. AOL shall provide ICP with reasonable, best available estimates of anticipated traffic demands associated with the AOL Network and ICP's performance hereunder, which ICP will rely upon in connection with the foregoing obligation.

6.       TERM AND TERMINATION.

         6.1 Term. Unless earlier terminated as set forth herein, the initial term of this Agreement shall be one (1) year from the Effective Date. Upon termination of this Agreement, AOL shall have the option, for a period equal to the initial term, to use one or more ICP keywords and/or text-based links from the AOL Network to the ICP Internet Site. This Agreement may be extended by mutual written agreement of the Parties.

         6.2 Termination for Breach. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days' written notice thereof.

         6.3 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

7. TERMS AND CONDITIONS. To the extent not otherwise inconsistent with the above terms and conditions of this Agreement the legal terms and conditions set forth on Exhibit C attached hereto are hereby made a part of this Agreement.

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                          THESTREET.COM, L.L.C.

By: /s/ Barry Schuler                         By: /s/ Brendan Amyot
   ---------------------------------------        ------------------------------
Print Name: Barry Schuler                    Print Name: Brendan Amyot
            ------------------------------               -----------------------
Title: President, AOL Interactive Services    Title: Chief Operating Officer
       -----------------------------------           ---------------------------
Date:  4/16/98                                Date:  April 16, 1998
       -----------------------------------           ---------------------------
                                              Tax ID/EIN#:
                                                           ---------------------

                                    EXHIBIT A
                             Description of Content

Content appearing at URL: http://www.TheStreet.com, and original content appearing on AOL as follows:

         1.       Overview/Purpose of Site:

                  "TheStreet.com is an online financial publication dedicated to providing investors with timely, insightful and irreverent reporting" ...quote from thestreet.com website.

         2.       Categories of Programming:

                  - Original Content, to be published in Rainman:

                  o        ***** Wrong! column provided on a *****
                  o        ***** Herb Greenberg columns *****
                  o        ***** Kansas columns *****
                  o        ***** Options column *****
                  o        ***** Mutual fund columns *****
                  o        AOL version of daily TSC bulletin
                  o        Archives

                  - Live Event Programming, to be published in Rainman:
                  o Two live chats per month (one with Jim Cramer and one with Herb Greenberg)
                  o ***** auditorium with TSC staff: to start with ***** and gradually move to ***** as we get additional staff in place.
                  o        Live Event Transcripts and Archives of Transcripts

         3.       Links:
                  www.thestreet.com

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                            EXHIBIT B -- DEFINITIONS

DEFINITIONS.  The following definitions shall apply to this Agreement:

Advertising Revenues. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by a party to this Agreement or its agents, as the case may be, arising from the license or sale of Advertisements, less applicable Advertising Sales Commissions; provided that, in order to ensure that ***** receives fair value in connection with its Advertisements, ***** shall be deemed to have received no less than the Advertising Minimum in instances when ***** makes an Advertisement available to a third party at a cost below the Advertising Minimum.

*****

Advertising Sales Commission. In the case of an AOL Advertisement, (i) actual amounts paid as commission to third party agencies in connection with sale of the Advertisement or (ii) *****, in the event the Party has sold the AOL Advertisement directly and will not be deducting any third party agency commissions.

AOL Advertisements. In the case of AOL, exclusive AOL Network and Live Event Advertisements and in the case of ICP, exclusive Original Content
Advertisements.

AOL Service. The narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site,
(b) the international versions of an America Online service (e.g., AOL Japan),
(c) ***** "AOL NetFind(Trademark)," "AOL Instant Messenger" or any similar independent AOL product or service which may be offered by, through or with the U.S. version of the America Online(Registered) brand service, (d) any programming or content area offered by or through the U.S. version of the America Online(Registered) brand service over which AOL does not exercise substantial operational control (including, without limitation, Content areas controlled by ***** (e.g., *****), Content areas controlled by other information providers and member-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(Registered) brand service, (f) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (g) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Affiliate. Any agent, distributor or franchisee, or an entity in which a party holds at least a ***** equity interest.

Look and Feel. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL Member(s). Authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL Network. (i) The AOL Service and (ii) any other product or service owned, operated, distributed or autho rized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the ICP Internet Site (which may include, without limitation, AOL-related Internet sites, "offline" information browsing products, international versions of the AOL brand service, or Compuserve).

Confidential Information. Any information relating to, available to or disclosed in the course of the Agreement, which is labeled "Confidential", or should be reasonably understood to be, confidential or proprietary to the disclos-

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

ing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members or ICP Members or subscribers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confi dential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party free of any restriction, (b) disclosed in published materials through no wrongful act or breach of this Agreement, (c) generally known to the public, (d) lawfully obtained from any third party without restriction or (e) required to be disclosed by law.

Content. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

ICP Interactive Site. Any interactive site or area which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without Stations (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

ICP Internet Site. The Internet site and Content, cur rently located at URL:http://www.TheStreet.com, which is managed, maintained or owned by ICP or its agents or to which ICP licenses information, content or other materials.

Impression. User exposure to the page containing the applicable Promotion, as such exposure may be reasonably determined and measured by the reporting Party in accordance with its standard methodologies and protocols which are reasonably measurable.

Launch Date. The later of (i) the Effective Date, or (ii) one week after the ICP Internet Site has been approved by the web operations division of AOL, which approval shall not be unreasonably withheld.

Licensed Content. All Content provided by ICP or its agents through the AOL Network in accordance with the terms of this Agreement.

Term. The period beginning on the Effective Date and ending upon the expiration or earlier termination of the Agreement.

                EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS

I.  AOL NETWORK

Content. ICP represents and warrants that all Licensed Content (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written AOL policy ***** (ii) ***** does not and will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights, and (iii) does not and will not contain any Content which violates any applicable law or regulation (collectively, the "Rules"). In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use all reasonable commercial and technically feasible efforts to block access by AOL Members to such Content. In the event that ICP cannot do so, then ICP shall provide AOL prompt written notice of such fact. AOL may then at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted request ICP to remove any such Content until such time as the Content in question is no longer displayed. ICP will cooperate with AOL's reason able requests to the extent AOL elects to implement any such access restrictions.

Compliance with AOL Policies. Any demands by ***** upon ***** for compliance with the Rules, as stated above, shall be subject to one of the following: (i) ***** is not in compliance with the Rules, together with delivery of a ***** of such then-standard applicable ***** Policy or Rule to *****, or (ii) the mutual agreement of the Parties. Any written communication from ***** to ***** which states an ***** Policy or Rule, whether via e-mail, fax, or hard-copy delivery, shall be considered a ***** for the purposes of the Agreement.

Changes to AOL Service. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service. If AOL implements changes and modifications to the screens associated with the Licensed Content (including, without limitation, as currently specified in Exhibit A) in a manner that substantially modifies the nature of the placements for ICP described in Section 1.1 in an adverse fashion, AOL will work with ICP in good faith to provide ICP with a comparable package of placements which are reasonably satisfactory to ICP and which comes closest to the original intention of the parties, consistent with the provisions of this Agreement.

Compliance with Laws/Contests. ***** shall take all steps necessary to ensure that its activities and performance under this Agreement including any contest, sweepstakes or similar promotion conducted or promoted through the ICP Internet Site (a "Contest") complies with all applicable federal, state and local laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days' prior written notice of any Contest and (ii) upon AOL's request an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

AOL Look and Feel. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Internet Site (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames; provided, however, that AOL may not alter, modify, substantively change or otherwise restructure or revise the Licensed Content, and AOL shall indemnify and hold ICP harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any claim or action brought by a third party as a result of AOL in this regard. Notwith standing the foregoing, AOL shall be entitled to extract portions of the Original Content and Live Event Program ming, with attribution to ICP, provided that such extraction does not substantively alter the meaning of same.

Operations. AOL shall be entitled to request ***** changes, with associate documentation, to the ICP Internet Site to the extent such site will in AOL's good faith judgment adversely affect operations of the AOL Network and ICP shall ***** effect such changes.

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Classifieds. ICP shall not implement or promote any classifieds listing features through the Welcome Mat(s) without AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable servicewide technical or other standards related to online classifieds.

Duty to Inform. Both parties shall promptly inform the other of any claim, demand or liability of or against one party and/or its Affiliates by any third party, which may have an adverse effect on the other party.

Response to Questions/Comments; Customer Service. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the ICP Internet Site by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

Statements through AOL Network. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or its Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or finan cial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL, its employees and agents.

Production Work. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by both Parties. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards & practices (a copy of which will be supplied by AOL to ICP upon request, or made available through an AOL keyword). The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion, acting reason ably and in good faith.

Training and Support. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associ ated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

Launch Date. In the event that any terms contained herein relate to or depend on the launch date of the online area or other property contemplated by this Agreement which launch date is later than the Effective Date, then it is the intention of the Parties to record such launch date in a written instrument signed by both Parties promptly following such launch date; provided that, in the absence of such a written instrument, the launch date shall be as reasonably determined by AOL based on the information available to AOL.

Keywords. Any "keywords" on the AOL Service to be granted to ICP by AOL hereunder shall be (i) subject to availability and (ii) limited to ICP's company name, service marks, trademarks, trade names and/or brand names. AOL reserves the right to revoke at any time ICP's use of any "keywords" which are not registered trademarks of ICP.

II.  TRADEMARKS

Trademark License. In designing and implementing any marketing, advertising, press releases or other promotional materials related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks") solely in connection with the permitted Promotion and Licensed Content hereunder; provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and
(ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

Rights. Each Party acknowledges that its utilization of the other Party's Marks will not create in it nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted, but not to exceed 30 days.

Live Event Transcripts. ICP may make available on ICP's Internet Site any transcripts from an ICP/AOL Live Event ("Live Event Transcripts"), without the prior approval of AOL, so long as the Live Event Transcripts are clearly and conspicuously identified as having originated on the AOL Service, together with appropriate attribution and/or references to ICP.

Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) to the best of its knowledge such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fulled extent permitted under applicable laws, rules and regulations and
(ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  RELATIONSHIP WITH CUSTOMERS

Solicitation of Subscribers. During the Term and for the ***** period following the expiration or termination of this Agreement, ***** will use the information available or obtained as a result of this Agreement to (i) solicit or participate in the solicitation of AOL Members ***** when that solicitation is for the benefit of any entity (including a party hereunder) which could reasonably be construed to be or become in competition with ***** or (ii) promote any services which could reasonably be construed to be in competition with services of or available through *****, including, but not limited to, services available through the Internet. ***** may send any unsolicited e-mail communications to the ***** AOL Members *****, on or through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the AOL Member *****, as the case may be, has either (i) purchased Products or services or Content from ***** or
(ii) voluntarily provided information to ***** through a contest, registration, or other communication, which included clear and conspicuous notice to the AOL Member that the information provided by the AOL Member could result in an e-mail being sent to that AOL Member by ICP or its agents. In any commercial e-mail communications to AOL Members *****, as applicable, which are otherwise permitted hereunder, the sending party shall provide the recipient with a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from said party.

Collection of Member Information. ***** is prohibited from collecting ICP Subscriber or AOL Member screennames, as applicable, from public or private areas of the AOL Network, the ICP Internet Site, ICP Interactive Site or otherwise, except as specifically provided below. ***** shall ensure that any survey, questionnaire or other means of collecting information including, without limitation, requests directed to specific screennames and automated methods of collecting screennames (an "Infor mation Request") complies with (i) all applicable laws and regulations, (ii) AOL's applicable Terms of Service, and
(iii) any privacy policies which have been issued by ***** in writing during the Term and which have been provided to the other party in writing (the "Privacy Policies"). Each Information Request shall clearly and conspicuously specify to the AOL Members *****, as applicable, the purpose for which Member Information collected through the Information Request shall be used (the "Specified Purpose").

Use of Member Information. ***** shall restrict use of the Member Information collected through an Information Request to the Specified Purpose. In no event shall ***** (i) provide names, screennames, addresses or other identifying information ("Member Information") to any third party (except to the extent specifically (a) permitted under the Privacy Policies or applicable Membership or Subscription Agreements or (b) authorized by the AOL Members ***** in question) or (ii) otherwise use any Member Information in contravention of the above section regarding "Solicitation of Members."

E-mail Newsletters. Any e-mail newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the e-mail functionality, including but not limited to AOL's policy on unsolicited bulk e-mail, (ii) be sent only to AOL Members requesting to receive such newsletters, i.e. as a result of subscribing to ICP's Internet Site, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements,

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

marketing or promotion for any other Interactive Services Provider.

VI.  TREATMENT OF CLAIMS

Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS
AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION BELOW. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER IN THE YEAR IN WHICH LIABILITY ACCRUED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND WHATSOEVER, AND SPECIFICALLY REGARDING THE AOL NETWORK, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OR OTHER FINANCIAL IMPLICATIONS OF AOL NETWORK OR THE ICP INTERNET SITE.

Indemnity. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, represen tation, or warranty of this Agreement.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

Claims. Each Party agrees to (i) promptly notify the other Party in writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim.

Acknowledgment. AOL AND ICP EACH ACKNOWL EDGE THAT THE PROVISIONS OF THIS AGREE MENT WERE NEGOTIATED TO REFLECT AN IN FORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.  ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under this Agreement or any document executed pursuant to this Agreement. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a)), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accor dance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant with no prior working relationship with either Party. If the two arbitra tors are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to Arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

VIII.  MISCELLANEOUS

Auditing Rights. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agree ments) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compli ance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days' prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning *****. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and without such Party's fault or negligence and which such Party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. *****) and the Deputy General Counsel (fax no. *****), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

Survival. Sections IV, V, VI, and VII of this Exhibit C, and any other provisions which must survive in order to give effect to their meaning, shall survive the completion, expiration, termination or cancellation of this Agreement.

Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

Further Assurances. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

Assignment. Except to a parent, subsidiary or affiliated company, ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to ICP (including, without limitation, by way of merger or consolidation) shall be subject to AOL's prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement (i) such provision shall be deemed to be restated to reflect as nearly as possible the original inten tions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

Applicable Law; Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party

----------------------
***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

Export Controls. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                                    EXHIBIT D
                  Format For ICP's Presence on the AOL Network



o        Any ICP trademark or logo

o        Any headline or picture from ICP content

o        Any teaser, icon, link to ICP Internet Site or Welcome Mat

o Any other Content which originates from, describes or promotes ICP or ICP's Content

                                    EXHIBIT F

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                              REGARDING PROMOTIONS

Pursuant to Section 3 of the Interactive Services Agreement between ___________ ("ICP") and America Online, Inc. ("AOL"), dated as of __________, 1998 (the "Agreement"), the following report is delivered to AOL for the month ending __________ (the "Month"):

I.       Promotional Commitments

ICP hereby certifies to AOL that ICP completed the following promotional commitments previously mutually agreed upon during the Month:


     Type of Promotion   Date(s) of   Duration/Circulation of  Relevant Contract
                         Promotion    Promotion                Section
     -----------------   ----------   -----------------------  -----------------
1.

2.

3.

IN WITNESS WHEREOF, this Certificate has been executed this ___ day of __________, 199_.

------------------------------------------

By:_______________________________________

Print Name:________________________________

Title:______________________________________

Date:______________________________________

                                    Exhibit G
                     AOL, Inc.'s Terms of Service Agreement

         For quick tips on how to make the most out of AOL, check out the Rules of the Road at keyword "TOS." All defined terms are referenced at the end of this document.

               1. TERMS OF SERVICE AGREEMENT AND RULES OF THE ROAD

         A. America Online, Inc. ("AOL, Inc." or "we") provides its America Online(R) service ("AOL") to you as a registered subscriber or authorized user ("Member" or "you"), subject to the terms of this agreement and AOL, Inc.'s operating rules or the "Rules of the Road" ("Rules"). Both of these documents are binding agreements and referred to collectively as "TOS" (you may access the TOS by using keyword "TOS"). The TOS comprises the entire agreement between AOL, Inc. and you, superseding any prior agreements between you and AOL, Inc. with respect to its subject matter. Additionally, you may be subject to additional terms and conditions that may apply when you use affiliate services (e.g., the International Areas), third-party content, software, or services.

         B. In order to address the dynamic evolution of the Internet and AOL, Inc.'s business, AOL, Inc. periodically revises TOS and reserves the right to revise TOS. If AOL, Inc. revises TOS, the revision shall take effect thirty (30) days after the date of the last TOS change as posted in the Terms of Service area (again, at keyword "TOS") ("Effective Date"). The Front Screen of the Terms of Service area will provide the date of the last TOS change. AOL, Inc. will also supplement such notice of TOS changes within the monthly "Steve Case Community Update Area." You agree to review the TOS periodically to be aware of such changes. If any change is unacceptable to you, you may terminate your membership as provided in Section 10 below. Your continued use of AOL following the Effective Date of any such change to the TOS constitutes acceptance of all such changes.

                           2. YOUR ACCOUNT INFORMATION

         A. You certify that YOU ARE AT LEAST EIGHTEEN (18) YEARS OLD. You agree to provide AOL, Inc. with accurate, complete, and current registration information. Failure to do this shall constitute a breach of this agreement and unauthorized access to AOL. Unauthorized access to AOL could result in immediate termination of your account and subject you to civil and criminal liability. AOL Inc. reserves the right to limit the number of memberships for a Member to one, including trial offers.

         B. By registering as a Member, you will receive a password, a "master account," choice of an associated screen name, and the ability to have up to four other "sub-accounts" and associated screen names. You may not select or use a screen name used by another person (unless it is also your name), a name in violation of a third party's property rights, or a screen name that AOL, Inc. deems offensive or otherwise inappropriate. AOL, Inc. owns all screen names, and licenses them to you for a period that will not exceed the duration of your AOL membership. Additionally, you may not use your name in violation of the TOS or in ways AOL deems inappropriate (e.g., sending or causing to be sent unsolicited bulk e-mail ("UBE")). AOL, Inc. reserves the right, in its sole discretion, to suspend the use of any screen name, or to delete any such screen name or to request deletion.

         C. You are entirely liable for all activities conducted through your master account and any subaccounts. A Member may not permit another individual to use the Member's master account without direct supervision by the Member. A Member may permit another individual, including a minor, to use the Member's sub-accounts subject to the following limitations: The Member hereby agrees (1) to supervise the other individual's use of the Member's accounts, (2) to assume any and all resulting liabilities of such use, including responsibility for any and all content accessed on AOL or the Internet, (3) to indemnify and hold AOL harmless for any such use of AOL by a person other than the Member, and (4) to acknowledge that any decision to allow another individual to use the Member's account is made by the Member and not AOL, Inc. AOL Inc. reserves the right to limit the number of memberships for a Member to one, including trial offers. Members' accounts may be automatically logged off due to inactivity. AOL, Inc. prohibits the use of unauthorized functionality to defeat AOL's automatic log-off functionality. Because AOL, Inc. sends important notices about your membership to the master account holder, you agree to check the master account regularly and bear the risk of failing to do so.

         D. Members who have had their AOL membership terminated may not access AOL without AOL, Inc.'s prior express written (including e-mail) permission. Members may not allow a former Member or other agent whose membership has been terminated to use their account. For additional information on re-registration and multiple accounts, see Section 10 below.

                        3. CHARGES AND BILLING PRACTICES

         A. You may obtain current rates and surcharges for using AOL by calling AOL, Inc.'s Customer Service at 1-800-827-6364 or by selecting "Billing" under "Member Services" (or keyword "Billing"). AOL, Inc. explains billing practices under "Explain Billing Terms." Such rates and surcharges do not include any sales, use, value-added, personal property, or other governmental tax or levy imposed on goods or services billed to Member's account. You are responsible for any such taxes.

         B. If you have elected to pay for AOL by credit card and AOL, Inc. does not receive payment from the card issuer or its agents, you agree to pay all amounts due upon demand by AOL, Inc. Each time you use AOL you agree and reaffirm that AOL, Inc. is authorized to charge your designated card or withdraw funds via electronic funds transfer from your checking account, whichever situation applies. Your credit card issuer agreement governs your use of your designated card in connection with AOL, and you must refer to that agreement and not this TOS with respect to your rights and liabilities as a card holder. You agree that AOL, Inc. may, at its option, accumulate charges incurred during your billing cycle and submit them as one or more aggregate charges during or at the end of each cycle for electronic funds transfer from your checking account or credit card as applicable. This means that accumulated charges may appear on the statement you receive from your bank or card issuer. Further, you agree that

AOL, Inc. may delay obtaining authorization from your card issuer until submission of the accumulated charges. You acknowledge that if you want to see the components of accumulated charges you may do so by using keyword "Billing."

         C. If AOL, Inc. does not receive the full amount of your AOL account balance within thirty (30) days of the date of your invoice, an additional 1.5% (or the highest amount allowed by law, whichever is lower) per month late charge may be added to your bill and immediately become due and payable. Member shall be liable for all attorney and collection fees arising from AOL, Inc.'s efforts to collect any unpaid balance of your account(s). You agree to be billed for and to pay any outstanding balance in the event of cancellation or termination of your AOL account. Unless you notify AOL, Inc. of any discrepancies within ninety
(90) days after they first appear on your account statement, the statement will be deemed acceptable by you for all purposes, including resolution of inquiries made by your card issuer. You release AOL, Inc. from all liabilities and claim of loss resulting from any error or discrepancy that is not reported to AOL, Inc. within ninety (90) days of its publication.

         D. AOL, INC. RESERVES THE RIGHT, AT ANY TIME, TO CHANGE ITS FEES AND BILLING METHODS, INCLUDING THE ADDITION OF SUPPLEMENTAL FEES OR SEPARATE CHARGES FOR ONLINE AREAS, CONTENT (AS DEFINED BELOW), OR SERVICES PROVIDED BY AOL, ITS AFFILIATES, OR INTERACTIVE CONTENT PROVIDERS ("ICPs"), EFFECTIVE THIRTY (30) DAYS AFTER AN ONLINE POSTING IN THE BILLING AREA OF AOL (AGAIN, AT KEYWORD "BILLING"). AOL, INC. MAY ALSO ELECT, AT ITS DISCRETION, TO SUPPLEMENT SUCH NOTICE OF BILLING CHARGES THROUGH POP-UPS OR E-MAIL TO YOUR MASTER ACCOUNT SCREEN NAME OR THROUGH THE U.S. MAIL TO THE MASTER ACCOUNT HOLDER. If any such change is unacceptable to you, you may terminate your membership as provided in Section 10 below. Your continued use of AOL following the effective date shall constitute your acceptance of such change. Your membership fees are payable in advance, and AOL, Inc. will not refund any portion of your monthly membership fee upon cancellation or termination of your membership.

         E. You are responsible for all charges associated with connecting to AOL. YOU AGREE THAT ANY TELEPHONE CHARGES INCURRED ARE YOUR RESPONSIBILITY, INCLUDING ANY CHARGES ASSOCIATED WITH ACCESSING A SURCHARGED 800 OR 888 NUMBER. DEPENDING ON YOUR PARTICULAR LOCATION, THE NEAREST ACCESS NUMBER MAY NOT BE A LOCAL PHONE CALL AND YOU MAY BE SUBJECT TO LONG DISTANCE CHARGES. You should check with your local phone company to determine whether any specific access number is a local call. If there is no access number in your local area, or if you use AOL's surcharged 800 or 888 numbers, you may be assessed communication surcharges on your AOL bill. These apply even if you are using your trial hours or have selected an unlimited access plan. For more information see keyword "Access." You are responsible for all activities and charges under your master and subaccount(s). You acknowledge that if you want to see the detailed components of accumulated charges, you may do so by using the keyword "Billing."

                         4. RIGHTS AND RESPONSIBILITIES

A.  CONTENT.

         You acknowledge that:

         (i) AOL contains information, communications, software, photos, video, graphics, music, sounds, and other material and services (collectively "Content");

         (ii) Such Content is provided under license by ICPs, other Members, AOL, Inc. and its affiliates; and

         (iii) At minimum, AOL, Inc. owns a copyright in the selection, coordination, arrangement, and enhancement of such Content.

         Each Member and any user of Member's master account or sub-account must evaluate, and bear the risk associated with any reliance on the accuracy, completeness or usefulness of any Content. AOL, Inc. does not pre-screen Content as a matter of policy: however AOL, Inc., its affiliates, and ICPs shall each have the right, but not the responsibility, to remove Content that it deems harmful, offensive or otherwise in violation of the TOS. Accordingly, you acknowledge that neither AOL, Inc., any affiliate, or any ICP shall assume or have any liability for any action or inaction by it, with respect to Content on, or Content changes within, AOL.

B.  PROPRIETARY RIGHTS.

You acknowledge the following:

         (i) AOL, Inc. permits access to Content that is protected by copyrights, trademarks, and other intellectual and proprietary rights ("Rights");

         (ii) These Rights are valid and protected in all media and technologies existing now or later developed; and

         (iii) Except as explicitly stated otherwise, the TOS, applicable copyright and other laws govern your use of Content (see the Rules, Section D, for details).

         You agree that you may upload to the software files, message boards, or otherwise transmit on or through AOL only Content that (1) is not subject to any Rights, or (2) any holder of Rights has given express authorization for distribution on AOL. You represent that if you upload any files, you have the legal authorization to do so. You agree that AOL, Inc. may employ virus-checking technology to screen for viruses that could be harmful to its system and its members. By submitting Content to any "public area" of AOL (e.g., message boards, forums, the Member Directory), you grant AOL, Inc. and its affiliates the royalty-free, perpetual, irrevocable, non-exclusive right (including any moral rights) and license to use, reproduce, modify, adapt, publish, translate, create derivative works from, distribute, communicate to the public, perform and display the Content (in whole or in part) worldwide and/or to incorporate it in other works in any form, media or technology now known or later developed, for the full term of any rights that may exist in such Content. You also warrant that the holder of any Rights, including moral rights in such Content, has completely and effectively waived all such Rights and validly and irrevocably granted to you the right to grant the license stated above. You also permit any Member and authorized user to access, display, view, store and reproduce the Content for personal use. Subject to the foregoing, the owner of Content placed on AOL retains any and all Rights that may exist in such Content.

C.  CONDUCT AND COMMUNICATION

         You acknowledge that AOL may contain material that may be inappropriate for minors. AOL offers Parental Control tools that enables the master account holder to restrict the access of minors to certain AOL and Internet areas and features, but makes no warranties with respect to such tools. You recognize that AOL, from time-to-time may provide additional member empowerment tools, such as Parental Controls, Mail Controls, and Marketing Preferences, that are intended to enhance your choices and general experience online or on the Internet. See keyword "Reach Out" for details. You also recognize that communication over AOL often occurs in real time or is posted on one of AOL's thousands of message boards or libraries. You acknowledge that AOL, Inc. cannot, and does not intend to, screen all communications in advance for accuracy or conformance to the TOS or any laws. However, AOL, Inc. may elect, at its sole discretion, to monitor some, all, or none of AOL's public areas for adherence to the TOS or applicable laws and take appropriate action as described elsewhere in TOS. Accordingly, you acknowledge that neither AOL, Inc., its affiliates, nor any ICP shall assume or have any liability for any action or inaction by AOL, Inc., its affiliates, or any ICP with respect to Content on AOL. Any conduct by a Member that in AOL, Inc.'s sole discretion restricts or inhibits any other Member, person or entity from using or enjoying AOL or another service shall entitle AOL, Inc. to immediately terminate membership without notice. You agree to use AOL only for lawful purposes.

You may not use, or allow others to use, your AOL account within AOL community space ("AOL Community Space"), either directly or indirectly, to:

         (1) post, transmit, promote, or facilitate the distribution of any unlawful or illegal Content;

         (2) harass, threaten, embarrass, or cause distress, unwanted attention or discomfort upon another Member or user of AOL or other person or entity;

         (3) post, transmit, promote, or facilitate the distribution of any harmful, abusive, harassing, sexually explicit, vulgar, hateful (e.g., racially or ethnically hateful), or other Content which is deemed by AOL, Inc. to be offensive or objectionable;

         (4) disrupt the normal flow of dialogue in a chat room or on a message board or otherwise act in a manner that negatively affects other Members, users, individuals or entities, such as causing the screen to "scroll" faster than other Members or users are able to type to it or any action to a similar disruptive effect;

         (5) impersonate any person or entity, including, but not limited to, an AOL, Inc. employee, official, an ICP, forum leader, guide or host, or communicate under a false name or a name that you are not entitled or authorized to use, or impersonate a minor;

         (6) post, transmit, promote, or facilitate the distribution of chain letters or pyramid schemes;

         (7) post, transmit, promote, or facilitate the distribution of any unsolicited advertising, promotional materials, or other forms of solicitation to other Members, individuals or entities, except in those areas that are expressly designated for such a purpose (e.g., the classified areas), or collect or harvest screen names of other Members, without permission;

         (8) post, transmit, promote, or facilitate the distribution of any communication or solicitation designed or intended to obtain password, account or private financial information from any Member;

         (9) violate any operating rule, policy or guideline of any other interactive service, including, but not limited to, the operating policies of the International Areas; or

         (10) intentionally or unintentionally violate any applicable local, state, national, international or foreign law, including, but not limited to, any rules or regulations having the force of law.

         Please see the Rules for additional examples of prohibited conduct. AOL, Inc. reserves the right to protect its Members and AOL from offensive e-mail communication, including, but not limited to, the right to block UBE, or "junk e-mail" using the Preferred Mail tool or other measures. AOL, Inc. further reserves the right, in its sole discretion, to temporarily suspend the delivery of mail through the Preferred Mail tool. With the exception of Section 4C(l) above, AOL Inc. does not enforce Section 4C in non-AOL Community Space.

         You also agree and accept that as new products or services become available on or through AOL, your use of these products or services is subject to TOS. In addition to Content and services provided by ICPS, AOL, Inc., and its affiliates, these service providers and others may each offer Content, software or other services to Members with its own terms and conditions relating to your use. Failure to abide by these terms and conditions may result in termination of membership. Furthermore, other such networks, including Internet areas, may subject Members to their own usage policies.

                                5. PRIVACY POLICY

A.  INTRODUCTION

         (i) General. Because protecting your privacy is very important to AOL, Inc.,we have established a privacy policy that safeguards your personal information, and are committed to protecting its confidentiality. We will limit the collection and use of personal information, or Individual Information (as defined below), to what is necessary to administer our business, provide you with the highest quality service, and offer you opportunities we think will be of interest. We will NOT disclose any Individual Information except in the limited circumstances specifically described below. AOL does disclose Individual Information in an aggregated form that does not identify individual Members in order to describe its services to prospective partners, advertisers and other third parties. We actively participate in industry associations and community groups to support strong and effective privacy guidelines and practices in the interactive environment.

         (ii) Members Marketing Preferences. AOL provides its Members with choices when it comes to the disclosure of Individual Information (defined below). Our Marketing Preferences area (keyword "Marketing Preferences") provides you with an easy means to remove yourself from AOL's mailing lists, telemarketing lists, pop-up lists and e-mail lists. You can also remove yourself from the lists that we might make available to third parties using the same keyword "Marketing Preferences." You understand that you will receive occasional pop-ups, mailings and e-mails containing important information about AOL or your membership even if you have elected not to receive product information pop-ups, mailings or e-mails.

         (iii) Kids Only Area. AOL, Inc. recognizes that children need greater protection of their privacy than teens and adults. AOL, Inc. has special privacy policies that govern the collection, use, and distribution of information about children within the Kids Only Area. See keyword "Families" for more information.

         (iv) Types of Individual Information. Individual Information ("Individual Information") is any information data or records that relate to your AOL membership or use of AOL and identifies you or your individual Member account. The three types of Individual Information are: (1) "identity and billing information," such as your name, street address, telephone number, billing information, and any screen names associated with your account; (2) "navigational and transactional information," such as information about where you go or what you buy through AOL; and (3) "private communications," such as the contents of e-mail, or private chat room or instant message communications.

         (v) The Internet. Please be aware that AOL is a private online service that allows access to the Internet but is not the Internet. AOL, Inc. does not control the content, services, or areas available through the Internet (with minor exceptions, such as the AOL home page), and providers of Internet sites or services have separate data and privacy practices independent of AOL, Inc. Internet areas may appear to be seamlessly incorporated into AOL, but generally you can tell you are on the Internet whenever AOL's logo spins on the upper right corner of your screen or when you click on icons labeled as Newsgroups, Web, Link, FTP, Gopher, or other items relating to the Internet.

         (vi) Interactive Content and Service Providers. Companies that are independent from AOL, Inc. operate many of the online areas that you visit. Although AOL, Inc. will seek to require these independent companies (e.g., ICPs, including advertisers and merchants) to adhere to our strong privacy principles, AOL, Inc. does not bear responsibility for their policies or actions. Be aware that when you voluntarily disclose personal information (such as your screen name) in public areas (e.g., the Member Directory, chat rooms, message boards, Internet newsgroups), others may collect and use your information. (When you visit Internet sites, your AOL screen name or other identity information generally is not identifiable.) Also, ordering products through AOL often requires you to provide an independent company with limited Individual Information to enable fulfillment of your order.

B.  MEMBER IDENTITY AND BILLING INFORMATION.

         (i) Collection and Storage. We maintain the following types of identity and billing information: your name, street address, telephone number(s), length of membership, and payment information. If you wish to view your identity information and billing, please go to keyword "Billing." When feasible, Members may access and verify their Member Identity and Billing Information, and may request corrections to this Information. (See keyword "Billing.") AOL, Inc. generally retains account history records for approximately six months to one year. We may also keep information on your communica tions with our Customer Service or Community Action departments, and general account history, such as accumulated usage credits or written complaints relating to your account. We safeguard Individual Information from unauthorized access and only authorized employees or agents who need to carry out legitimate business functions are permitted access to Members' Individual Information. Employees who violate AOL, Inc.'s privacy policies are subject to disciplinary actions, including termination where appropriate. We may use agents, who are bound by strict confidentiality guidelines, to perform storage, processing, and other limited functions on AOL, Inc.'s behalf.

         (ii) Use. We use identity and billing information to administer our business, ensure that you are properly billed and offer you opportunities (through pop-ups, e-mail, phone calls or direct mail) that may be of interest to you. To develop lists for these opportunities, we may also match Member lists against publicly available third-party data (demographic information, areas of interest, etc.).

         (iii) Disclosure. We make our mailing list (name and address) available to select independent companies that offer products and information we think may interest you. Additionally, we may make the list with telephone numbers available to companies with which AOL, Inc. has contractual marketing and online relationships for the purpose of permitting such companies to offer products and services over the telephone. AOL, Inc. may also match the Member lists against publicly available third-party data (demographic information, areas of interest, etc.) to develop lists for use by these companies. AOL, Inc. reviews all requests for its lists to ensure appropriateness.

         We do not release Members' credit card numbers or checking account numbers. Our policy is not to disclose identity information to third parties that would link a Member's screen name(s) with a Member's actual name, unless required to do so by law or legal process served on AOL, Inc. (e.g., a subpoena). AOL, Inc., at its sole discretion, reserves the right to make exceptions to this policy in extraordinary circumstances (such as a bomb or suicide threat, or instances of suspected illegal activity) on a case-by-case basis.

         AOL, Inc. intends to abide by applicable laws governing the disclosure to governmental entities of Individual Information and other records. If we are under a legal obligation to disclose Individual Information to a private citizen or entity, we may make efforts under the circumstances to notify the affected Member(s) in advance of releasing it in order to provide the Member(s) an opportunity to pursue any available legal protection.

C.  NAVIGATIONAL AND TRANSACTIONAL INFORMATION.

         (i) Collection. We may collect and store certain navigational and transactional information, such as data on the choices you make from the range of available services or merchandise, and the times and ways you use AOL and the Internet.

         (ii) Use. AOL, Inc. uses navigational and transactional information to personalize AOL, for programming and editorial research and to offer special opportunities to our Members. For example, we use this information to understand our Members' reactions to menu items, Content, services and merchandise offered through AOL and to customize AOL based on our Members' interests. AOL, Inc. may use publicly available third-party data (demographic information, areas of interest, etc.) to assist us in our programming, editorial research and to offer special opportunities to our Members.

         (iii) Disclosure. AOL, Inc. will not disclose to third parties navigational or transactional information (e.g., where you go or what you buy on or through AOL), except to comply with applicable law or valid legal process (e.g., search warrant or court order). While AOL, Inc. may use such information as criteria for developing Member lists for companies with which AOL, Inc. has a contractual marketing and online relationship (referenced in Section B(iii) above), AOL, Inc. does not disclose to any third-party, including the list recipient, which profiling information was used to develop the list.

D.  PRIVATE COMMUNICATIONS

         (i) Collection and Storage. The AOL computer system does not record or retain any chat room communications, instant message communications, oral online communications or records of with whom you communicate in chat rooms or through instant messages or oral online communications. The AOL e-mail system retains the contents of private e-mail communications for a limited period only. To retain copies of any communication you should store them on your personal computer hard drive or in print form. You agree that AOL, Inc. may employ e-mail virus-checking technology to protect its system and its Members from viruses.

         (ii) Use. AOL, Inc. treats private communications on or through AOL as strictly confidential. AOL, Inc. does not access, use or disclose the contents of private communications, except in limited circumstances as specifically provided below. You acknowledge that private communications directed at a person or entity, including AOL, Inc., may be used or disclosed by the intended recipient(s) without restrictions relating to privacy or confidentiality.

         (iii) Disclosure. AOL, Inc. does not access or disclose the contents of private communications (e.g., e-mail, instant messages, Member-created private rooms, oral online communications), unless it in good faith believes that such action is necessary (1) to comply with applicable law or valid legal process (e.g., search warrant or court order); (2) to protect the rights or property of AOL, Inc. or may be necessarily incident to the rendition of AOL; or (3) in emergencies when AOL, Inc. believes that physical safety is at risk. AOL, Inc. reserves the right to treat as public any private chat room whose directory or room name is published or becomes generally known or available. AOL, Inc. reserves the right to access and review password-protected Member web sites for conformance to TOS.

                    6. INTERNATIONAL CONTENT AND THE INTERNET

A.       AOL INTERNATIONAL AREAS.

         You acknowledge that your use of AOL allows access to International Areas (as defined at the end of this agreement) containing Content originating from AOL, Inc. and its affiliates, other Members and users of AOL, ICP, as well as other third parties which may originate from countries other than the United States ("International Content"). Your access to and use of the International Areas and International Content will be governed (in addition to the TOS) by separate terms and operating policies and applicable national laws and customs.

B.       INTERNET

         AOL offers Members access to the Internet. The Internet is not owned, operated, or managed by AOL, Inc. or any of its affiliates. You agree that your Internet use is solely at your own risk and is subject to all applicable local, state, national, international and foreign laws and regulations. Neither AOL, Inc., its affiliates, ICPs, nor telecommunications providers for AOL, Inc., shall be held responsible or liable, directly or indirectly, for any loss or damage caused or alleged to have been caused by your use of or reliance on any content, goods or services available through the Internet or your inability to access the Internet or any of its sites. You acknowledge that some Internet sites may impose additional charges for your use or access to their site. Such charges are separate and apart from your AOL membership fee and any other charges incurred for use of AOL. This paragraph's provisions apply with equal force even where AOL features or displays a link with any particular Web site. Accordingly, AOL, Inc. and its affiliates specifically disclaim any responsibility or liability for any conduct, content, goods and services available on or through the Internet (including, without limitation, any part of the Web). AOL, Inc. retains the right, but not the obligation, at its sole discretion and without prior notice or liability, to restrict and/or terminate a Member's access to the Internet via AOL or to AOL if your use of the Internet, in AOL, Inc.'s sole discretion, violates any applicable law or regulation, any prohibitions on your conduct in connection with the Internet, or otherwise inhibits any other user from enjoying the Internet or AOL. The foregoing does not limit the other rights available to AOL, Inc. under the Rules (see Sections 2C and 2E of the Rules for details).

         AOL, Inc. retains the right, but not the obligation, in its sole discretion and without prior notice or liability, to block or otherwise limit the transmission through AOL Inc.'s proprietary computers and computer networks from the Internet of any UBE, or other Internet content. AOL, Inc. reserves the right, in its sole discretion, to determine whether e-mail transmissions to its Members from the Internet constitute UBE. You acknowledge and agree that your receipt of UBE from the Internet may be limited by the technical measures taken, or policies adopted, by AOL, Inc. to maintain the functionality and integrity of its proprietary computers and computer networks, or to preclude the unwanted receipt of UBE from the Internet by Members.

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                            7. AOL SOFTWARE LICENSES

         AOL, Inc. grants to you a non-exclusive, limited license to use AOL software to connect to AOL from authorized locations in accordance with this agreement. This license is subject to the restriction that, except where expressly permitted by law, you may not translate, reverse-engineer or reverse compile or decompile, disassemble or make derivative works from, AOL software. You may not modify AOL software or use it in any way not expressly authorized in these Rules. From time to time, it will be necessary for AOL to update the client software to provide additional services and products. You hereby consent to these automatic upgrades. You agree and accept that AOL's introduction of various technologies may not be consistent across all platforms (e.g., Macintosh).

                                   8. WARRANTY

         MEMBER EXPRESSLY AGREES THAT THE USE OF AOL, AOL SOFTWARE, AND THE INTERNET ARE AT MEMBER'S SOLE RISK. AOL, AOL SOFTWARE, AOL PRODUCTS, VIRUS-CHECKING SOFTWARE, AND THE INTERNET ARE PROVIDED "AS IS" AND "AS AVAILABLE" FOR YOUR PERSONAL USE, WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, UNLESS SUCH WARRANTIES ARE LEGALLY INCAPABLE OF EXCLUSION. AOL, INC. PROVIDES THE AOL SERVICE ON A COMMERCIALLY REASONABLE BASIS AND DOES NOT GUARANTEE THAT MEMBERS WILL BE ABLE TO ACCESS THE SERVICE AT A TIME OR LOCATION OF THEIR CHOOSING, OR THAT IT WILL HAVE ADEQUATE CAPACITY FOR THE SERVICE AS A WHOLE OR FOR PARTICULAR PRODUCTS. AOL, INC.'S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY WITH RESPECT TO USE OF AOL, AOL SOFTWARE, AND THE INTERNET SHALL BE THE REPLACEMENT OF ANY AOL SOFTWARE FOUND TO BE DEFECTIVE. BECAUSE SOME STATES OR JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR THE LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, IN SUCH STATES OR JURISDICTIONS, AOL, INC.'S LIABILITY SHALL BE LIMITED TO THE EXTENT PERMITTED BY LAW. AOL, INC. DOES NOT ENDORSE, WARRANT OR GUARANTEE ANY PRODUCT OR SERVICE OFFERED BY OR THROUGH AOL, EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE, AND WILL NOT BE A PARTY TO OR IN ANY WAY MONITOR ANY TRANSACTION BETWEEN YOU AND THIRD-PARTY PROVIDERS OF PRODUCTS OR SERVICES.

                               9. INDEMNIFICATION

         Upon AOL, Inc.'s request, Member agrees to defend, indemnify and hold harmless AOL, Inc., its affiliated companies, its employees, contractors, officers, directors, telecommunications providers, ICPs from all liabilities, claims, and expenses, including attorneys' fees, that arise from breach of the TOS by use of, or in connection with, the transmission of any Content on AOL or the Internet by or through Member's master or sub-accounts. AOL, Inc. reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by Member hereunder. In such event, Member shall have no further obligation to provide indemnification for such matter.

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                                 10. TERMINATION

         A. Either you or AOL, Inc. may terminate your membership at any time. This is your sole right and remedy with respect to any dissatisfaction with AOL, including, but not limited to, (1) any TOS term, policy or practice of AOL, Inc. in operating AOL, (2) Content available through AOL or change therein, or (3) any amount or type of fees, surcharges, billing methods, or change therein. You can terminate your membership by delivering notice to AOL, Inc.'s Customer Service Department at 1-800-827-6364, or by sending your cancellation request via US Mail to: AOL, PO Box 1559, Ogden UT 84401. Your termination will take effect within a reasonable time after AOL, Inc.'s receipt of your notice as described above.

         B. In the event that your account is terminated or canceled, no refund, including any monthly membership fees, will be granted; no online time or other credits (e.g., points in an online game) will be credited to you or be converted to cash or other form of reimbursement. Members whose accounts AOL, Inc. has terminated may not access AOL without AOL Inc.'s prior express written permission. Active AOL Members may not allow former Members or other agents whose memberships have been terminated to use their accounts. Any delinquent or unpaid accounts or accounts with unresolved issues with the Community Action department or other AOL departments must be concluded before you may re-register with AOL, Inc. AOL reserves the right to limit the number of memberships for a Member to one, including trial offers.

                                    11.   LAW

         A. To the extent any conflict between this agreement and the Rules exists, this agreement shall take precedence. If any part of the TOS is held invalid or unenforceable, that portion shall be construed consistent with applicable law to reflect, as nearly as possible, the original intentions of the parties, and the remaining portions remain in full force and effect. The laws of the Commonwealth of Virginia, excluding its conflicts-of-law rules, govern the TOS and your membership. As noted above, Member conduct may be subject to other local, state, and national laws. Member expressly agrees that exclusive jurisdiction for any claim or dispute resides in the courts of the Commonwealth of Virginia. Member further agrees and expressly consents to the exercise of personal jurisdiction in the Commonwealth of Virginia in connection with any dispute or claim involving AOL, Inc.

         B. You agree to abide by U.S. and other applicable export control laws and not to transfer, by electronic transmission or otherwise, any Content or software subject to restrictions under such laws to a national destination prohibited under such laws, without first obtaining, and then complying with, any requisite government authorization. You further agree not to upload to AOL any data or software that cannot be exported without prior written government authorization, including, but not limited to, certain types of encryption software. This assurance and commitment shall survive termination of this agreement. Control laws currently prohibit the export of the 128-bit version of any browser, including Internet Explorer, available through AOL. Control laws also prohibit nationals of Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria from gaining access to certain Content on AOL.

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                                12. LEGAL NOTICES

         Under California Civil Code Section 1789.3, California Members are entitled to the following specific consumer rights information:

         1. Pricing Information. Current rates for using AOL may be obtained by calling 1-800-827-6364. AOL, Inc. reserves the right to change fees, surcharges, monthly membership fees or to institute new fees at any time upon thirty (30) days' prior notice, as provided for in the Terms of Service at
Section 3.

2. Complaints. The Complaint Assistance Unit of the Division of Consumer Services of the Department of Consumer Affairs may be contacted in writing at 1020 N. Street, #501, Sacramento, CA 95814, or by telephone at 1-916-445-1254.

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                           DEFINITIONS AND REFERENCES

"America Online," "AOL, Inc." or "we" = America Online, Inc.
"AOL" = The America Online(Registered) service
"Member" or "you" = A registered subscriber or authorized user of AOL
"Rules" = Rules of the Road
"TOS" = The Terms of Service and the Rules of the Road, collectively
"Effective Date" = Thirty (30) days after the date of the last TOS change as posted in the Terms of Service area
"UBE" = Unsolicited bulk e-mail
"ICPs" = Interactive Content Providers
"Content" = Information, communications, software, photos, video, graphics, music, sounds and other material and services, collectively
"Rights" = Copyrights, trademarks, and other intellectual and proprietary rights "Public Areas" = Areas on AOL that are freely open to all Members, including, but not limited to, public chat rooms, online forums, message boards, and software libraries.
"AOL Community Space" = AOL programmed areas where new Content is created by AOL, Inc., its affiliates, ICPs, or Members for participation in that area's online community of interest, including, but not limited to, message boards, online forums, chat rooms, software libraries, and web pages that are searchable through AOL's web page search.
"Individual Information" = Any information, data or records that relate to your AOL membership or use of AOL and identifies you or your individual Member account.
"International Areas" = Areas within AOL containing International Content "International Content" = Content originating from AOL Inc. and its affiliates, other Members and users of AOL, ICPs, as well as other third parties which may originate from countries other than the United States.
"PP2" or "Personal Publisher 2" = Product available to AOL Members to create their own web site using AOL publishing tools.

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